As filed with the Securities and Exchange Commission on September 4, 2003

Registration No. 333-105238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-effective Amendment No. 1

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERCANTILE BANKSHARES CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	6022
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

52-0898572

(I.R.S. Employer Identification No.)

Mercantile Bank and Trust Building

Two Hopkins Plaza

P.O. Box 1477

Baltimore, MD 21203

(410) 237-5900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John L. Unger, Esquire

Senior Vice President, General Counsel and Secretary

Mercantile Bankshares Corporation

Two Hopkins Plaza

P.O. Box 1477

Baltimore, MD 21203

(410) 237-5900

(Name, address, including zip code, and telephone number, including area code, of agents for service)

COPY TO:

Michael W. Conron, Esquire

Venable, LLP

2 Hopkins Plaza

Baltimore, MD 21201

(410) 244-7400

Approximate Date of Commencement of Proposed Sale to the Public:  Not Applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

DEREGISTRATION

In accordance with the undertakings contained in Item 22 of Part II of this Registration Statement and Item 512 of Regulation S-K, Mercantile Bankshares Corporation. (the “Company”) has filed this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

The Company hereby removes from registration $1,674,000 in principal amount of the Company’s 4.625% Subordinated Notes due 2013, Series B, that were registered under the Registration Statement and which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland on September 3, 2003.

Mercantile Bankshares Corporation

By:	/s/ EDWARD J. KELLY, III Name: Edward J. Kelly, III Title: Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ EDWARD J. KELLY, III Edward J. Kelly, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 3, 2003

/s/ TERRY L. TROUPE Terry L. Troupe	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 3, 2003

/s/ WILLIAM T. SKINNER, JR. William T. Skinner, Jr.	Controller (Principal Accounting Officer)	September 3, 2003

A majority of the Board of Directors:

Cynthia A. Archer, Richard O. Berndt, William R. Brody, Eddie C. Brown, George L. Bunting, Jr., Anthony W. Deering, Darrell D. Friedman, Freeman A. Hrabowski, Robert A. Kinsley, Wallace Mathai-Davis, Morton B. Plant, Christian H. Poindexter, Clayton S. Rose, James L. Shea and Donald J. Shepard.

Date: September 3, 2003	By:	/s/ EDWARD J. KELLY, III
Edward J. Kelly, III for himself and as attorney-in-fact

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